Exhibit 10.1(d)
THIRD AMENDMENT TO OFFICE LEASE AGREEMENT
THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (this “Third Amendment”) is made as of the 31st day of December, 2017, effective as of the Delivery Date (as hereinafter defined) (the “Effective Date”), by and between ALPHA 4, L.P., a Pennsylvania limited partnership, having an address at 6019 Grafton Street, Pittsburgh, Pennsylvania 15206 (“Landlord”), and DUOLINGO, INC., a Delaware corporation, having an address at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206 (“Tenant”). For the purpose of this Third Amendment, Landlord and Tenant are sometimes individually referred to as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated on or about November 18, 2015 (the “Lease”), pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to Lease from Landlord, approximately 17,649 square feet of combined retail and office space situate in the two (2) story building located at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206 (the “Building”), comprised of approximately 15,989 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building (as more particularly defined in the Lease, the “Premises”). Certain terms and conditions of the Lease are set forth in and/or modified by that certain Tenant Addendum attached thereto at Exhibit B (the “Tenant Addendum”); and
WHEREAS, Landlord delivered, and Tenant accepted possession of the Premises on April 8, 2016 (the “Delivery Date”), pursuant to that certain Office Lease Acceptance Agreement dated April 7, 2016 front Tenant to Landlord (the “Acceptance Agreement”); and
WHEREAS, the Lease was amended pursuant to that certain Amendment to Office Lease dated June 16, 2016 between Landlord and Tenant (the “First Amendment”), pursuant to which, among other things, the Parties memorialized an increase in the approximate total square footage to be 17,801 total rentable square feet, with 16,141 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building in accordance with a corresponding modification to Tenant’s construction plans and specifications (such premises are referred to herein as the “Original Premises”).
WHEREAS, the Lease was further amended pursuant to that certain Second Amendment to Office Lease dated October 16, 2017 between Landlord and Tenant (the “Second Amendment”), pursuant to which, among other things, the Parties memorialized an additional 4,000 square feet increase in the total square footage of the Premises in connection with Tenant’s election to exercise its option, pursuant to Paragraph 5 of the Tenant Addendum. As used hereinafter, the term “Lease” refers to the Lease as modified and/or amended by the Tenant Addendum, First Amendment and Second Amendment; and
WHEREAS, Landlord and Tenant now desire to further amend and modify the terms and conditions of the Lease to memorialize the Expansion Premises Delivery Date (as defined in the

Second Amendment) and Base Rent as of such Expansion Premises Delivery Date, all in accordance with the terms and conditions of this Third Amendment.
NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements set forth herein, and for other good and adequate consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.Recitals; Definitions. The foregoing recitals are adopted by reference and made of part of this Amendment as though fully restated herein. Capitalized terms not otherwise defined in this Amendment shall have the meaning(s) as defined in the Lease (as amended by the Tenant Addendum, First Amendment and Second Amendment). All references in the Lease to “this Lease” or similar language shall include reference to this Third Amendment.
2.Expansion Premises Delivery Date. Landlord and Tenant hereby acknowledge and agree that the Expansion Premises Delivery Date shall be January 1, 2018. On the Expansion Premises Delivery Date, the Tenant shall execute and Acceptance Agreement in form and substance satisfactory to Landlord acknowledging deliver and acceptance of the Expansion Premises and completion of Landlord’s Work in connection therewith (subject to any punch-list items expressly set forth in such Acceptance Agreement).
3.Base Rent. Landlord and Tenant agree that the definition of “Base Rent” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and, effective as of the Expansion Premises Rent Commencement Date, is amended and restated as follows, where the “Expansion Premises Rent Commencement Date” means ninety (90) days after the Expansion Premises Delivery Date, or April 1, 2018:
Base Rent: (Based on 20,141 sq. ft.)

Period	Base Rent
Initial Term	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Years 1-5	$26.00	$523,666.00	$43,638.83

First Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 6	$26.52	$534,139.32	$44,511.61
Year 7	$27.05	$544,814.05	$45,401.17

Second Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 8	$27.59	$555,690.19	$46,307.52
Year 9	$28.14	$566,767.74	$47,230.65

Third Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 10	$28.70	$578,046.70	$48,170.56
Year 11	$29.27	$589,527.07	$49,127.26
4.Entire Agreement. The Lease, together with the Tenant Addendum, First Amendment, Second Amendment and this Third Amendment contain all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth in the Lease, First Amendment, Second Amendment and this Third Amendment.
5.Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.
6.Counterparts. This Third Amendment may be executed in any number of counterparts and it shall not be necessary that the signatures of all Parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Facsimile copies or electronic image printouts of signatures may be assembled and appended to one counterpart of this Third Amendment, which shall be deemed effective as an original instrument.
7.Ratification. Except as expressly modified and amended by the provisions of this Third Amendment, all other terms, covenants and conditions of the Lease (as amended pursuant to the First Amendment and Second Amendment) are hereby ratified and affirmed and will remain in full force and effect as between Landlord and Tenant. It is expressly understood that Tenant retains the expansion rights contained in Paragraph 5 of the Tenant Addendum (including with respect to additional space on the second floor of the Building). If there is any conflict between this Third Amendment and the Lease (as previously amended), this Third Amendment shall control unless the context clearly indicates otherwise. As of the Effective Date as set forth herein, the term “Lease” shall refer to the Lease as modified by the First Amendment, Second Amendment and this Third Amendment.
[Remainder of Page Intentionally Left Blank]
[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed and delivered this Third Amendment to Office Lease Agreement as of the day and year first above written.

LANDLORD:

ALPHA 4, L.P., a Pennsylvania limited partnership

By:	/s/ Anthony J. Dolan
Name:	Anthony J. Dolan, President

TENANT

DUOLINGO, INC., a Delaware corporation

By:	/s/ Luis von Ahn
Name:	Luis von Ahn
Title:	CEO

ACKNOWLEDGMENT OF TENANT
Tenant hereby acknowledges again its consent to the provisions of Section 14.6 of the Lease as follows:
14.6 Judgment in Ejectment. FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE PREMISES AND, AT LANDLORD’S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE REENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT.
BY SIGNING THIS DOCUMENT, TENANT AGREES THAT A JUDGMENT MAY BE ENTERED AGAINST IT WITHOUT A TRIAL. TENANT ALSO ACKNOWLEDGES THAT, BY SIGNING THIS JUDGMENT, IT IS WAIVING CERTAIN RIGHTS TO NOTICE AND A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT ENTERED PURSUANT TO THIS DOCUMENT, AND THAT IT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES THOSE RIGHTS AFTER CONSULTATION WITH LEGAL COUNSEL.

WITNESS:	DUOLINGO, INC., a Delaware corporation

/s/ [illegible]	/s/ Luis von Ahn
	Name:	Luis von Ahn
	Title:	CEO
5